Contact:  Paul Coghlan                                   6:30 EDT
          Vice President, Finance                        Tuesday, April 15, 2003
          (408) 432-1900                                 US1

LINEAR TECHNOLOGY REPORTS IMPROVED SALES AND PROFITS BOTH OVER THE PRIOR YEAR AND PRIOR QUARTER

               Milpitas, California, April 15, 2003, Linear Technology Corporation (NASDAQ-LLTC), a leading, independent manufacturer of high performance linear integrated circuits, today announced that net sales for its third quarter ended March 30, 2003, were $153,750,000, an increase of 18% over net sales of $130,155,000 for the third quarter of the previous year. The Company also reported net income for the quarter of $60,622,000 or $0.19 diluted earnings per share, an increase of 18% from $51,480,000 or $0.16 diluted earnings per share reported for the third quarter of last year.

               The Company is increasing its quarterly dividend from $0.05 to $0.06 per share. The payment will be on May 14, 2003 to stockholders of record on April 25, 2003. For the quarter the Company generated approximately $16 million in additional cash and short-term investments, net of spending approximately $39 million to purchase 1,500,000 shares of its common stock.

               During the quarter, the Company entered into a patent portfolio cross licensing and royalty agreement with Texas Instruments, Inc. for a 10 year period, which terminates existing litigation. The amortization expense for the royalty to be incurred is not expected to have a material effect on the Company's financial condition or results of operations.

               According to Robert H. Swanson, Chairman of the Board and CEO, "This was a good quarter for us as we grew sales 6% and profits 8% over the previous quarter. We continue to be strongly profitable as demonstrated by our 39% return on sales. We focus our efforts on unique high-performance analog intensive, market opportunities often in the newest generation end user products. This enables us to achieve good financial results during these difficult economic and geo-political times. However, accurately forecasting short-term results remains a challenge. Nevertheless, we had good momentum in the March quarter and consequently estimate that sales and profits for the June quarter will grow sequentially in the mid to high single digits, 5% to 8%."

               Except for historical information contained herein, the matters set forth in this news release are forward-looking statements that are dependent on certain risks and uncertainties including such factors, among others, as new orders received and shipped during the quarter, timely ramp-up of new facilities, and the timely introduction of new processes and products.

               Company officials will be discussing these results in greater detail in a conference call tomorrow, Wednesday, April 16, 2003 at 8:30 a.m. Pacific Coast Time. Those investors wishing to listen in may call (913) 981-5508 before 8:15 a.m. to be included in the audience. There will be a live webcast of this conference call that can be accessed through www.linear.com or www.streetevents.com. A replay of the conference call will be available from April 16 through April 23, 2003. You may access this post view by calling (719) 457-0820 and entering reservation #580847. An archive of the webcast will also be available at www.linear.com and www.streetevents.com as of April 16, 2003 until the third quarter earnings release next year.

               Linear   Technology   Corporation   was  founded  in  1981  as  a
manufacturer of high performance linear integrated circuits. Linear Technology products include operational, instrumentation and audio amplifiers; voltage regulators, power management devices, DC-DC converters and voltage references; comparators; monolithic filters; communications interface circuits; one-chip data acquisition sub-systems; pulse-width modulators and sample-and-hold devices; and high frequency devices. Applications for Linear Technology's high performance circuits include wireless and broadband telecommunications infrastructure, cellular telephones, networking products and satellite systems, notebook and desk top computers, computer peripherals, video/multimedia, industrial and medical instrumentation, automotive electronics, factory automation, process control, military and space systems, and high-end consumer products including digital cameras, MP3 players and other electronic products.

               For further information contact Paul Coghlan at Linear Technology
Corporation,   1630  McCarthy  Blvd.,  Milpitas,  California  95035-7417,  (408)
432-1900.

                          LINEAR TECHNOLOGY CORPORATION
                        CONSOLIDATED STATEMENTS OF INCOME
                    (In thousands, except per share amounts)
                                   (unaudited)

                                                                       Three Months Ended                     Nine Months Ended
                                                                   March 30,          March 31,          March 30,         March 31,
                                                                     2003               2002               2003              2002
                                                                   --------           --------           --------          ---------
Net sales                                                          $153,750           $130,155           $440,806           $371,525

Cost of sales                                                        39,390             34,518            114,611            107,898
                                                                   --------           --------           --------           --------

      Gross profit                                                  114,360             95,637            326,195            263,627
                                                                   --------           --------           --------           --------

Expenses:

      Research & development                                         22,609             20,127             67,014             58,318

      Selling, general and administrative                            15,916             15,565             49,345             45,870
                                                                   --------           --------           --------           --------

                                                                     38,525             35,692            116,359            104,188
                                                                   --------           --------           --------           --------

      Operating income                                               75,835             59,945            209,836            159,439

      Interest income                                                 9,548             12,562             30,427             41,399
                                                                   --------           --------           --------           --------

Income before income taxes                                           85,383             72,507            240,263            200,838

Provision for income taxes                                           24,761             21,027             69,676             58,243
                                                                   --------           --------           --------           --------

Net income                                                         $ 60,622           $ 51,480           $170,587           $142,595
                                                                   ========           ========           ========           ========

Basic earnings per share                                           $   0.19           $   0.16           $   0.54           $   0.45
                                                                   ========           ========           ========           ========

Shares used in the                                                  312,782            317,136            313,184            317,359
     calculation of basic                                          ========           ========           ========           ========
     earnings per share


Diluted earnings per share                                         $   0.19           $   0.16           $   0.53           $   0.43
                                                                   ========           ========           ========           ========

Shares used in the                                                  320,842            328,526            321,217            329,026
     calculation of diluted                                        ========           ========           ========           ========
     earnings per share

                          LINEAR TECHNOLOGY CORPORATION
                      CONSOLIDATED CONDENSED BALANCE SHEETS
                             (Dollars in thousands)

                                                    March 30,          June 30,
                                                      2003              2002
                                                   (unaudited)        (audited)
                                                   ----------         ----------

ASSETS

Current assets:
        Cash, cash equivalents and
        short-term investments                     $1,565,181         $1,552,030

        Accounts receivable, net of
               allowance for doubtful
               accounts of $1,662 ($1,302
               at June 30, 2002)                       83,600             81,447

        Inventories                                    31,366             28,942

        Deferred tax assets and other
               current assets                          61,456             65,162
                                                   ----------         ----------

        Total current assets                        1,741,603          1,727,581
                                                   ----------         ----------

Property, plant & equipment,
        net                                           232,991            260,852
                                                   ----------         ----------

Other non-current assets                               57,099                 --
                                                   ----------         ----------

                                                   $2,031,693         $1,988,433
                                                   ==========         ==========

                                                    March 30,           June 30,
                                                      2003               2002
                                                   (unaudited)         (audited)
                                                   ----------         ----------

     LIABILITIES & STOCKHOLDERS ' EQUITY

     Current liabilities:

          Accounts payable                         $    7,160         $    5,098

          Accrued income taxes, payroll &
                other accrued liabilities              83,532            117,731

          Deferred income on shipments
                to distributors                        44,926             46,168
                                                   ----------         ----------

                   Total current liabilities          135,618            168,997
                                                   ----------         ----------

     Deferred tax and other long-term
          liabilities                                  97,461             37,982

     Stockholders' equity:

          Common stock                                704,495            672,916
          Retained earnings                         1,080,319          1,108,538
          Accumulated other
            comprehensive income                       13,800                 --
                                                   ----------         ----------
                   Total stockholders' equity       1,798,614          1,781,454
                                                   ----------         ----------

                                                   $2,031,693         $1,988,433
                                                   ==========         ==========